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                                                                    EXHIBIT 4.48

                       FORM OF SERIES E PREFERRED STOCK

                               FACE OF SECURITY

Series E Preferred Stock                                Series E Preferred Stock

Number                                                  Shares

                         [McLeodUSA Incorporated logo]

Incorporated under the laws of                          See Reverse for Certain
the State of Delaware                                   Definitions and
                                                        Restrictions

                                                        CUSIP 582266 60 7

                                   SERIES E
                          CONVERTIBLE PREFERRED STOCK
                          (PAR VALUE $0.01 PER SHARE)
                 (LIQUIDATION PREFERENCE $2,500.00 PER SHARE)

This certifies that


Is the registered owner of

             FULLY PAID AND NON-ASSESSABLE PREFERRED SECURITIES OF
                            McLeodUSA Incorporated
designated the Series E Convertible Preferred Stock (par value $0.01 per share) (liquidation preference $2,500.00 per share) (the "Series E Preferred Stock"). The shares of Series E Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series E Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of Series E Convertible Preferred Stock and Qualifications, Limitations and Restrictions thereof dated September 30, 2001, as the same may be amended from time to time (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.
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Reference is hereby made to select provisions of the Series E Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of the duly authorized officers of the Company.

Dated:

McLeodUSA Incorporated

/s/ Randall Rings, Secretary

/s/ Clark E. McLeod, Chairman
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                              REVERSE OF SECURITY

                             McLeodUSA Incorporated

          The shares of Series E Preferred Stock evidenced by this certificate shall be redeemable as provided in the Certificate of Designation and the Company's Amended and Restated Certificate of Incorporation. The shares of Series E Preferred Stock evidenced by this certificate shall be convertible into the Company's Class A Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

          The company is authorized to issue more than one class or series of stock. As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of securities of the Company.

          The shares of Series E Preferred Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any applicable state laws. The shares of Series E Preferred Stock represented by this certificate have been acquired by the registered owner hereof for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the 1933 Act. The shares may not be sold, pledged, transferred or assigned except in a transaction which is exempt under the provisions of the 1933 Act or any applicable state securities laws, or pursuant to an effective registration statement or in a transaction otherwise in compliance with applicable federal and state securities laws.

          The sale, pledge, transfer, assignment or other disposition of the shares of Series E Preferred Stock represented by this certificate is restricted by and subject to the provisions of a Stock Purchase Agreement dated as of September 30, 2001, a copy of which is available upon request for inspection at the offices of the Company. Any such request should be addressed to the Secretary of the Company.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as through they were written out in full according to applicable laws or regulations:

          TEN COM --    as tenants in common
          TEN ENT --    as tenants by the entireties
          JT TEN --     as joint tenants with right
                        of survivorship and not as
                        tenants in common
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          UNIF GIFT MIN ACT --                   Custodian
                              -------------------         ------------------
                                    (Cust)                      (Minor)
                under Uniform Gift to Minors
                Act
                   -------------------------
                           (State)

FOR VALUE RECEIVED,                               , hereby sells, assigns and
                   -------------------------------
transfers unto

Please insert social security or other
Identifying number of assignee

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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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                                                                Shares
----------------------------------------------------------------
of the Series E Preferred Stock represented by this Certificate, does hereby irrevocably constitute and appoint
                                  ----------------------------------------------
                                                                 agent to
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transfer the said Series E Preferred Stock on the books of the Corporation with full power of substitution in the premises.

Dated
     -------------------------
                                      X
                                       -----------------------------------
                                      X
                                       -----------------------------------
                                       NOTICE: THE SIGNATURE(S) TO THIS
                                       ASSIGNMENT MUST CORRESPOND WITH THE
                                       NAME(S) AS WRITTEN UPON THE FACE OF THIS
                                       CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                                       ALTERATION OR ENLARGEMENT OR ANY CHANGE
                                       WHATEVER.

SIGNATURE(S) GUARANTEED:

By
  -------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.)